Exhibit 99.1

December 10, 2009

Michael Corkery

1110 Round Pebble Lane

Reston, VA 20194

Dear Mike:

I am pleased to offer you the position of Executive Vice President, Chief Financial Officer and Treasurer of Deltek, Inc. (the “Company”). I am very excited about the Company’s future and equally excited at the prospect of you joining our leadership team. The following are the terms and conditions of your offer.

Start Date: Your start date with the Company will be January 5, 2010.

Reporting Responsibilities: As Executive Vice President, Chief Financial Officer and Treasurer, you will report to me, although, as with all of the Company’s officers, you may also be called on from time to time to give reports to the Board of Directors of the Company (the “Board”) directly.

Base Salary and Annual Bonus: Your annual base salary will be $350,000 payable in accordance with the Company’s standard payroll policy, and will be reviewed periodically. You will have an annual bonus target of $185,000. Bonuses will be paid quarterly, based on a combination of your satisfaction of actual performance against agreed targets and the Company’s actual performance against targets, and your actual bonuses may be more than or less than your bonus target. All payments to you by the Company will be subject to any required withholding of taxes.

In addition, and as discussed, your quarterly bonus for the first two quarters after your start date will be paid at 100% of your quarterly bonus target.

Other Benefits: You will be provided with the Company’s standard benefits package, which currently includes medical coverage, 401(k) plan participation and three weeks of paid vacation. You will be reimbursed pursuant to the Company’s expense reimbursement policy for the covered business expenses that you incur in connection with your service to the Company.

Insurance & Indemnification: From and after your start date and for so long as the Company maintains any directors and officers liability insurance policy, you will be provided in respect of your service to the Company with the same coverage under such policy as is provided to other directors or officers of the Company in respect of their service to the Company. In addition, from and after your start date, the Company will indemnify you to the maximum extent permitted under applicable law and/or the Company’s charter or by-laws to the extent that such indemnification is provided to other directors or officers of the Company. Such coverage and indemnification will be provided, to the extent that you are entitled thereto, without regard to your termination of employment.

Restricted Stock: On or as soon as practicable after your start date and upon approval of the Board, the Company will award to you 60,000 shares of restricted common stock, par value $0.001 per share, of the Company (and including any securities into which such shares are changed or for which such shares are exchanged) (the “Common Stock”). These shares will vest in 25% increments annually over four years from your start date, will be granted pursuant to the Company’s 2007 Stock Option Plan and will be evidenced by a Restricted Stock Agreement in a form customarily used by the Company for its executive officers, a copy of which has been provided to you.

At-Will Employment; Severance: You will have no set term of employment, and your employment will be at will.

If your employment is terminated before a Change in Control either by the Company without Cause or by you for Good Reason, then the Company shall continue to pay you your then current base salary as of the date of termination for six months thereafter. In addition, upon any termination that entitles you to the foregoing severance benefits, the Company will also continue your coverage under the Company’s medical benefit plan for twelve months at the active-employee premium rate.

If your employment is terminated on the date of or within 18 months following a Change in Control either by the Company or its successors without Cause or by you for Good Reason, then the Company shall: (1) continue to pay you your then current base salary as of the termination date for 18 months thereafter, (2) pay you 150% of your then current target annual bonus (based on your target annual bonus in effect in the period in which you are terminated), and (3) continue your medical coverage under the Company’s medical benefit plan for 18 months at the active-employee premium rate.

The continuation of base salary will be paid in substantially equal installments over the severance period in accordance with the Company’s standard payroll practices with respect to active employees, but not less frequently than monthly. The payment of any bonus amount will be made in a lump sum at such time as bonuses are generally paid to employees during the period in which you are terminated. Notwithstanding the preceding two sentences, if Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), would cause the imposition of an excise tax on the salary continuation severance payment or bonus award severance payment if paid as described above, then payment of the salary continuation severance payment and bonus award severance payment shall be ordered so as to avoid the imposition of the excise tax, as follows: (i) as much of the bonus award severance payment as may be paid without the imposition of the excise tax shall be paid as described above, and any remaining portion of the bonus award severance payment shall be paid upon the day following the six-month anniversary of the termination date; and (ii) if any installments of the salary continuation payment may be paid (in whole or in part) as described above without the imposition of the excise tax, then such installments shall be paid as described above, and the remaining installments shall commence upon the day following the six-month anniversary of the termination date, and the first installment paid upon the day following the six-month anniversary of the termination date shall include all portions of the salary continuation severance payment that would have been paid but for the application of Section 409A to the salary continuation severance payment. The Company’s obligations to make any payments and (if applicable) continue the medical coverage as set forth above is conditioned upon: (x) your execution and delivery of, and your continued compliance with the obligations under, the Confidential Information, Intellectual Property and Non-Competition Agreement, the form of which is attached as Annex B, and (y) your execution, delivery and non-revocation of a valid and enforceable general release of claims substantially in the form attached as Annex C.

For purposes of this letter, “Change in Control,” “Cause” and “Good Reason” will have the meanings set forth on Annex A.

Effect of Section 280G: Notwithstanding any provision in this letter or any other plan, program or arrangement of the Company to the contrary, payments to be made to you in the event of a change in ownership or effective control of the Company or a change in ownership of a substantial portion of its assets (within the meaning of Section 280G(b)(2) of the Code and the regulations promulgated thereunder) shall be reduced, but only if and to the extent that a reduction in the payments to you would result in your retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the excise tax payable under Section 4999 of the Code) than if you received the entire amount of such payments without reduction. If the payments are to be reduced as described above, then, unless you give prior written notice to the Company specifying a different order by which to effectuate the foregoing, the Company shall reduce or eliminate such payments (i) by first reducing or eliminating the portion of such payments which is not payable in cash (other than that portion of such payments that is subject to clause (iii) below), (ii) then by reducing or eliminating cash payments (other than that portion of such payments subject to clause (iii) below) and (iii) then by reducing or eliminating the portion of such payments (whether or not payable in cash) to which Treasury Regulation Section 1.280G-1 Q/A 24(c) (or any successor provision thereto) applies, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the date of the Change in Control. Any notice you give pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing your rights and entitlements to any benefits or compensation.

Background Investigations: The Company reserves the right to conduct background investigations following the commencement of your employment.

Employee Covenants: As a condition of your employment, not later than your start date, you will execute and deliver the Company’s form of Employee Confidential and Proprietary Information, Assignment of Inventions and Non-Competition Agreement, which is attached hereto as Annex B.

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If the foregoing terms and conditions are consistent with your understanding, please sign this letter below and return a copy to me. Mike, I am confident that you will be a valuable addition to our team, and I look forward to working with you.

Very truly yours,

Deltek, Inc.

/s/ Kevin Parker
Kevin Parker
President and Chief Executive Officer

ACCEPTED AND AGREED:

/s/ Michael Corkery 12-11-09
Michael Corkery	Date

Annex A

Definitions

A “Change in Control” will have occurred if (A) any third party not affiliated with New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. or Allegheny New Mountain Partners, L.P. or any of their affiliates (collectively, “New Mountain”), but excluding the deLaski Shareholders (as defined in the Shareholders’ Agreement, dated as of April 22, 2005, to which (among others) the Company and New Mountain are parties), owns, directly or indirectly, more voting capital stock of the Company than New Mountain owns or (B) a third party not so affiliated has or obtains the right to elect a majority of the Board.

“Cause” shall mean (A) a conviction of you for the commission of a felony, (B) a commission by you of one or more acts involving fraud or gross misconduct that cause material damage to the Company, (C) a material violation by you of the Confidential and Proprietary Information, Assignment of Inventions and Noncompetition Agreement or (D) your breach of any material terms of this letter (unless such breach can be fully cured and is fully cured within 30 days after written notice by the Company to you identifying such breach). Prior to terminating your employment for Cause pursuant to clause (D), you shall be given (1) a written notice of such determination setting forth the nature of such alleged Cause item and specifically stating the corrective action required, (2) a reasonable opportunity to meet with the Board (with the assistance of your counsel if you so elect) to discuss such item and required corrective action and (3) a reasonable opportunity to take the required action and cure such item.

“Good Reason” shall mean (A) (x) a material reduction, without your written consent, of the nature and scope of the authorities, powers, functions or duties assigned to you, which reduction will be assumed if you no longer serve as sole chief financial officer or if the Company ceases to be a publicly registered company or (y) any reduction, without your prior written consent, of your compensation (including, without limitation, your annual base salary or target annual bonus opportunity), (B) the Company’s requiring you, without your prior written consent, to change the office location at which you are based which results in your having a commute to such location from your residence in excess of 75 miles or in excess of 120% (in miles) of your commute immediately prior to the date of such change of location, whichever is greater, or (C) the Company’s breach of any material terms of your employment or this letter, and, in the case of clause (A) or (C), such reduction or breach is not cured within 30 days after written notice by you to the Company identifying such reduction or breach. In order to constitute termination for Good Reason, you must terminate your employment within 60 days after the basis for such termination becomes known to you (or, in the case of clause (A) or (C), within 30 days after the Company has failed to cure such reduction or breach).

Annex B

CONFIDENTIAL INFORMATION, INTELLECTUAL PROPERTY,

AND NON-COMPETITION AGREEMENT

This Confidential Information, Intellectual Property, and Non-Competition Agreement (this “Agreement”) is made and entered, as of the date set forth below, by and between Deltek, Inc. (“Deltek”) and                                          (“Employee”). As a condition of Employee’s employment with Deltek, and in consideration for such employment, Employee agrees to the following terms:

1. Deltek’s Confidential Information.

a. Employee understands that, in the normal course of employment with Deltek, Employee will have access to, and in some cases will prepare and create for Deltek, trade secrets and other confidential and proprietary information relating to the business and operations of Deltek and Deltek’s clients, including but not limited to: client and customer lists; information with respect to the name, address, contact person, requirements, or potential needs of customers or clients; other information relating to clients and prospective clients from whom Deltek has solicited business or plans to solicit business; business plans and strategies; research and development; technology; company processes and methodology; proprietary computer software and associated programs; information related to Deltek’s relationships with its partners, vendors, and/or suppliers; accounting information; company policies; products and product design; technical matters; pricing and pricing structures; costs of doing business; business affairs, methods, objectives, and strategies; marketing plans; personnel information; and financial information relating to Deltek and/or its clients or customers (collectively “Confidential Information”).

b. Employee acknowledges and agrees that Confidential Information is developed by and for Deltek at considerable expense; that this information is a valuable Deltek asset and part of its goodwill; and that this information is vital to Deltek’s success and is the sole property of Deltek. Employee acknowledges and agrees that Deltek is engaged in a highly competitive enterprise, so that any unauthorized disclosure or unauthorized use of the Confidential Information protected under this Agreement, whether during Employee’s employment with Deltek or after Employee’s employment ends, would cause immediate, substantial and irreparable injury to the business and goodwill of Deltek. Employee acknowledges and agrees that such Confidential Information, regardless of whether it is reduced to writing, is the exclusive property of Deltek.

c. Employee will not, either during Employee’s employment or at any time after the termination of Employee’s employment with Deltek for any reason, on Employee’s own behalf or as a partner, officer, director, employee, agent, administrator, advisor or consultant of any other person or entity, use, reproduce, or disclose Deltek’s Confidential Information to any person or entity other than as authorized by Deltek in the course of performing work for Deltek. Employee also will not aid others in obtaining or using any such Confidential Information for any reason not in the best interests of Deltek. Employee agrees that he/she shall use the utmost care to protect the secrecy and confidentiality of Deltek’s Confidential Information and shall take steps to ensure that unauthorized persons do not have access to Confidential Information.

2. Intellectual Property

a. Attached hereto as Exhibit A is a list describing all inventions, whether patentable or not, original works of authorship, sales lists, software, computer code, development, improvements, and trade secrets which were made by Employee prior to Employee’s employment with Deltek, which relate to Deltek’s proposed business and products, and which are not assigned to Deltek; or, if no such list is attached, Employee represents that there are no such inventions.

b. Employee agrees that Employee will promptly make full written disclosure to Deltek, will hold in trust for the sole right and benefit of Deltek, and hereby assigns to Deltek all right, title, and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets which Employee has solely or jointly conceived or developed or reduced to practice, or caused to be conceived or developed or reduced to practice, during the period of time Employee has been in the employ of Deltek or which Employee may solely or jointly conceive or develop or reduce to practice, during the period of time Employee shall be in the employ of Deltek. Employee acknowledges that all original works of authorship which have been and will be made by Employee (solely or jointly with others) within the scope of employee’s employment and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 USCA Section 101).

c. Employee agrees to keep and maintain adequate and current written records of all inventions and original works of authorship made by Employee (solely or jointly with others) during the term of employment with Deltek. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by Deltek. The records will be available to and remain the sole property of Deltek at all times.

d. Employee agrees that Employee’s obligation to assist Deltek to obtain United States or foreign letters patent and copyright registrations covering inventions and original works of authorship assigned hereunder to Deltek shall continue beyond the termination of employment, but Deltek shall compensate Employee at a reasonable rate for time actually spent by Employee at Deltek’s request on such assistance. If Deltek is unable because of Employee’s mental or physical incapacity or for any other reason to secure Employee’s signature to apply for or to pursue any application for any United States or foreign letters patent or copyright registrations covering inventions or original works of authorship assigned to Deltek as above, then Employee hereby irrevocably designates and appoints Deltek and its duly authorized officers and agents as Employee’s agent and attorney in fact, to act for and in Employee’s behalf and stead, to execute and further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee. Employee hereby waives and quitclaims to Deltek any and all claims, of any nature whatsoever, which Employee now or may hereafter have for infringement of any patents or copyright resulting from any such application for letters patent or copyright registration assigned hereunder to Deltek.

3. Non-Competition

a. During Employee’s employment with Deltek and for a period of one (1) year after termination thereof, regardless of reason, Employee will not engage in Competition with Deltek. For purposes of this Agreement, “Competition” shall mean:

(i) providing licensing, maintenance and/or consulting services with respect to Deltek’s proprietary software;

(ii) becoming engaged as a partner, officer, director, employee, agent, contractor, or consultant of any other person or entity that provides licensing, maintenance and/or consulting services with respect to Deltek’s proprietary software, unless Employee is engaged in a capacity that does not include any of the duties that Employee performed for Deltek in the final two years of Employee’s employment with Deltek, and that will not, whether intentionally or inevitably, involve any use or reliance on the Deltek Confidential Information in Employee’s possession;

and/or

(iii) becoming engaged as a partner, officer, director, employee, agent, contractor, or consultant of a Competitor unless Employee is engaged in a capacity that does not include any of the duties that Employee performed for Deltek in the final two years of Employee’s employment with Deltek, and that will not, whether intentionally or inevitably, involve any use or reliance on the Deltek Confidential Information in Employee’s possession.

For purposes of this Agreement, a “Competitor” is an individual or entity that (1) offers to business customers, for sale or license, Deltek proprietary software or project-oriented computer software that provides similar functionality to the proprietary software offered by Deltek; and/or (2) provides maintenance and/or consulting services directly related to such software.

b. Notwithstanding the foregoing, should Employee wish to become employed or otherwise engaged by a Deltek business partner, Employee may be granted written permission to accept such an engagement, depending on the facts and circumstances involved. Employee should direct any request for such permission to the office of the General Counsel of Deltek.

c. Nothing in this Agreement shall be construed to prohibit Employee from owning not more than one percent (1%) of the total outstanding stock of any publicly held company.

4. Non-Solicitation

a. During Employee’s employment with Deltek and for a period of one (1) year after termination thereof, regardless of reason, Employee will not solicit, personally or by assisting others, on behalf of a Competitor (defined above), any customer of Deltek with whom Employee had Material Contact during his/her employment with Deltek. Employee will be deemed to have had

“Material Contact” with a customer if, during the final two years of Employee’s employment with Deltek, Employee (i) directly interacted with such customer; (ii) supervised an employee who interacted with such customer; and/or (iii) obtained or received non-public information related specifically to Deltek’s business or prospective business with such customer. Notwithstanding the foregoing, this Agreement shall not prevent Employee from soliciting customers on behalf of a Competitor if the Competitor engages in multiple lines of business, including lines of business that are not covered by the definition of “Competitor” set forth above, and Employee’s solicitation relates exclusively to such other line(s) of business.

b. During Employee’s employment with Deltek and for a period of one (1) year after termination thereof, regardless of reason, Employee will not solicit, personally or by assisting others, on behalf of a Competitor (as defined above), any employee, business partner, or contractor of Deltek with whom Employee had Material Contact during his/her employment with Deltek. Employee will be deemed to have had “Material Contact” with an employee, business partner, or contractor if, during the final two years of Employee’s employment with Deltek, Employee (i) directly interacted with such employee, business partner, or contractor; (ii) supervised such employee or contractor; or (iii) obtained or received non-public information specifically related to such employee’s employment, or such business partner’s or contractor’s engagement, with Deltek.

5. Reasonableness of Restrictions.

a. Employee recognizes and agrees that Deltek has a legitimate need to protect its Confidential Information and its customer goodwill by restricting, in the manner set forth in this Agreement, competition from persons to whom Deltek has given access to its Confidential Information and/or access to its existing and prospective customers.

b. With respect to customer goodwill, Employee acknowledges and agrees that any customer relationships developed, nurtured, fostered, or generated by Employee during Employee’s employment with Deltek represent goodwill belonging to Deltek and are entitled to the protection afforded by the limited restrictions set forth in this Agreement, even if some such relationships existed prior to Employee’s employment with Deltek.

c. With respect to the scope of Deltek’s business, Employee recognizes that Deltek’s business is global in scope and that limiting the geographic scope of certain restrictions placed upon Employee would not adequately protect Deltek’s legitimate interests.

6. Employee’s Ability to Earn a Living.

By Employee’s signature below, Employee represents that, prior to signing this Agreement, Employee has (a) had an opportunity to seek legal counsel if Employee so desired; (b) had an opportunity to ask questions of Deltek regarding this Agreement and the purpose for it; and (c) considered how the restrictions contained herein will affect Employee’s ability to earn a living after his or her employment with Deltek ends. Employee acknowledges and agrees that, after reviewing the terms of this Agreement, Employee has concluded that the restrictions placed upon him/her in this Agreement are reasonable, and that Employee possesses skills that will allow Employee to earn a living after leaving Deltek without violating the obligations set forth in this Agreement.

7. Return of Property

Employee agrees that, upon termination of Employee’s employment with Deltek for any reason, Employee is required to immediately return to Deltek all property of Deltek, including without limitation: (i) all electronic and hard copy files in Employee’s possession that relate to Employee’s employment with Deltek, including e-mails; (ii) all manuals and other documents relating to Deltek’s proprietary software; (iii) all computers and other electronic devices, such as Blackberries, issued by Deltek to employee; (iv) all security badges and keys; and (v) all other company property that Employee received or obtained in the course of employment with Deltek. Employee specifically understands and agrees that Employee is not permitted to copy or erase any data from his/her computer, or any computer server of Deltek, prior to or upon leaving employment with Deltek, other than in the normal course of Employee’s employment. Should Employee wish to copy or erase any electronic files from a company computer or server that Employee believes are personal to Employee, Employee must request and obtain written permission from Deltek prior to copying or erasing any such data.

8. No Other Agreements

By Employee’s signature below, Employee represents and warrants that (i) he/she is not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or other party; (ii) to the best of Employee’s knowledge, Employee’s performance of all of the terms of this Agreement and as an employee of Deltek does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Employee in confidence prior to Employee’s employment with Deltek; and (iii) Employee will not knowingly disclose to Deltek, use on Deltek’s behalf, or induce Deltek to use any confidential or proprietary information or material belonging to any previous employer or other party.

9. Employment At Will

Employee acknowledges and agrees that Employee’s employment with Deltek is at will, meaning that either Employee or Deltek may terminate the employment relationship, with or without cause and with or without advance notice, at any time. No agreement for employment for any specific period of time is valid unless made in writing and signed by Employee and the Chief Executive Officer of Deltek.

10. Injunctive Relief

Employee acknowledges and agrees that any breach of the provisions contained in this Agreement will cause Deltek immediate, material and irreparable injury, harm and damage, for which there may be no adequate remedy at law. Accordingly, in the event of any actual or threatened breach by Employee of any of the provisions of this Agreement, in addition to any other remedies it may have at law or in equity, Deltek shall be entitled to seek enforcement of this Agreement in a court of competent jurisdiction by means of a decree of specific performance, an injunction without the posting of a bond or the requirement of any other guarantee, and any other form of equitable relief.

11. Entire Agreement.

This Agreement constitutes the entire agreement between the parties with respect to the matters addressed herein and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement. This Agreement may be amended or modified only by a written instrument executed by both the Chief Executive Officer of Deltek and Employee. No person has any authority to make any representation or promise on behalf of Deltek not set forth herein, and this Agreement has not been executed in reliance upon any representation or promise except those herein.

12. Severability.

This Agreement shall be enforceable to the fullest extent allowed by law. In the event that a court holds any provision of this Agreement to be invalid or unenforceable, Employee agrees that, if allowed by law, that provision shall be deemed severable from the remainder of this Agreement, and the remaining provisions contained in this Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement.

13. Governing Law And Jurisdiction.

This Agreement is made and entered in the Commonwealth of Virginia. This Agreement shall be governed by, and interpreted under, the laws of Virginia, regardless of any principles of conflicts of laws or choice of laws of any jurisdiction. Employee agrees that the state courts of Virginia, and, if the jurisdictional prerequisites exist at the time, the United States District Court for the Eastern District of Virginia, shall have jurisdiction to hear and determine any dispute or controversy arising under or concerning this Agreement.

14. No Waiver.

Employee acknowledges and agrees that the failure by Deltek to enforce any term of this Agreement shall not constitute a waiver of any rights or deprive Deltek of the right to insist thereafter upon strict adherence to that or any other term of this Agreement, nor shall a waiver of any breach of this Agreement constitute a waiver of any preceding or succeeding breach. A waiver or consent given by Deltek on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion. No waiver of a right under any provision of this Agreement shall be binding on Deltek unless made in writing and signed by Deltek.

15. Entitlement To Enforce.

The rights and obligations under this Agreement shall inure to the benefit of, and may be enforced by and for the benefit of, Deltek and its successors and assigns, including any corporation with which or into which Deltek may be merged. Employee may not assign any rights or duties under this Agreement.

16. Headings.

The headings of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

17. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

I HAVE READ AND UNDERSTAND THIS AGREEMENT, AND I ACCEPT AND AGREE TO ALL OF ITS TERMS AND CONDITIONS. I ENTER INTO THIS AGREEMENT VOLUNTARILY, WITH FULL KNOWLEDGE OF ITS EFFECT.

Employee’s Signature	Date

Employee’s Name (Please Print)

Deltek, Inc.

By:	Date
Its:

Annex C

Form of Release of Claims

WAIVER AND RELEASE OF CLAIMS

1. General Release. In consideration of the payments and benefits to be made under the letter from Deltek, Inc. (the “Company”) to [                    ] (the “Employee”), dated as of                     , (the “Employment Letter”), the Employee, with the intention of binding the Employee and the Employee’s heirs, executors, administrators and assigns, releases, remises, acquits and forever discharges the Company and each of its subsidiaries and affiliates (the “Company Affiliated Group”), their present and former officers, directors, executives, agents, shareholders, attorneys, employees and employee benefits plans (and the fiduciaries thereof), and the successors, predecessors and assigns of each of the foregoing (individually, a “Company Released Party,” and collectively, the “Company Released Parties”), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys’ fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known, unknown, suspected or unsuspected which the Employee, individually or as a member of a class, now has, owns or holds, or has at any time prior to the date of this Agreement had, owned or held, against any Company Released Party (each, an “Action”) arising out of or in connection with the Employee’s service as an employee, officer and/or director of any member of the Company Affiliated Group (or the predecessors thereof), including, without limitation, (i) the termination of such service in any such capacity, (ii) for severance or vacation benefits, unpaid wages, salary or cash incentive or bonus payments, (iii) for breach of contract, wrongful discharge, impairment of economic opportunity, defamation, intentional infliction of emotional harm or other tort and (iv) for any violation of applicable state and local labor and employment laws (including, without limitation, all laws concerning harassment, discrimination, retaliation and other unlawful or unfair labor and employment practices), any and all Actions based on the Employee Retirement Income Security Act of 1974 (“ERISA”), and any and all Actions arising under the civil rights laws of any Federal, state or local jurisdiction, including, without limitation, Title VII of the Civil Rights Act of 1964 (“Title VII”), the Americans with Disabilities Act (“ADA”), Sections 503 and 504 of the Rehabilitation Act, the Family and Medical Leave Act and the Age Discrimination in Employment Act (“ADEA”), excepting only:

(a)	rights of the Employee under this Waiver and Release of Claims and the Employment Letter;

(b)	rights of the Employee relating to equity awards held by the Employee as of his or her date of termination;

(c)	the right of the Employee to receive COBRA continuation coverage in accordance with applicable law and the Employment Letter;

(d)	rights to indemnification the Employee may have (i) under applicable corporate law, (ii) under the bylaws or certificate of incorporation of any Company Released Party or (iii) as an insured under any directors and officers liability insurance policy now or previously in force;

(e)	claims for benefits under any health, disability, retirement, deferred compensation, life insurance or other similar employee benefit plan or arrangement of the Company Affiliated Group; and

(f)	claims for the reimbursement of unreimbursed business expenses incurred prior to the date of termination pursuant to applicable Company policy.

2. No Admissions, Complaints or Other Claims. The Employee acknowledges and agrees that this Waiver and Release of Claims is not to be construed in any way as an admission of any liability whatsoever by any Company Released Party, any such liability being expressly denied. The Employee also acknowledges and agrees that he or she has not, with respect to any transaction or state of facts existing prior to the date hereof, filed any Actions against any Company Released Party with any governmental agency, court or tribunal.

3. Application to all Forms of Relief. This Waiver and Release of Claims applies to any form of relief, including, without limitation, wages, back pay, front pay, compensatory damages, liquidated damages, punitive damages for pain or suffering, costs and attorneys’ fees and expenses.

4. Specific Waiver. The Employee specifically acknowledges that his or her acceptance of the terms of this Waiver and Release of Claims is, among other things, a specific waiver of any and all Actions under Title VII, ADEA, ADA and any state or local law or regulation in respect of discrimination of any kind; provided, however, that nothing in this Waiver and Release of Claims shall be deemed, nor does anything in this Agreement purport, to be a waiver of any right or Action which by law the Employee is not permitted to waive.

5. Voluntariness. The Employee acknowledges and agrees that he or she is relying solely upon his or her own judgment; that the Employee is over eighteen years of age and is legally competent to sign this Waiver and Release of Claims; that the Employee is signing this Waiver and Release of Claims of his or her own free will; that the Employee has read and understood the Waiver and Release of Claims before signing it; and that the Employee is signing this Waiver and Release of Claims in exchange for consideration that he or she believes is satisfactory and adequate. The Employee also acknowledges and agrees that he or she has been informed of the right to consult with legal counsel and has been encouraged to do so.

6. Complete Agreement/Severability. This Waiver and Release of Claims constitutes the complete and final agreement between the parties and supersedes and replaces all prior or contemporaneous agreements, negotiations, or discussions relating to the subject matter of this Waiver and Release of Claims. All provisions and portions of this Waiver and Release of Claims are severable. If any provision or portion of this Waiver and Release of Claims or the application of any provision or portion of the Waiver and Release of Claims shall be determined to be invalid or unenforceable to any extent or for any reason, all other provisions and portions of this Waiver and Release of Claims shall remain in full force and shall continue to be enforceable to the fullest and greatest extent permitted by law.

7. Acceptance and Revocability. The Employee acknowledges that he or she has been given a period of 21 days within which to consider this Waiver and Release of Claims, unless applicable law requires a longer period, in which case the Employee shall be advised of such longer period and such longer period shall apply. The Employee may accept this Waiver and Release of Claims at any time within this period of time by signing the Waiver and Release of Claims and returning it to the Company. This Waiver and Release of Claims shall not become effective or enforceable until seven calendar days after the Employee signs it. The Employee may revoke his or her acceptance of this Waiver and Release of Claims at any time within that seven calendar day period by sending written notice to the Company. Such notice must be received by the Company within the seven calendar day period in order to be effective and, if so received, will void this Waiver and Release of Claims for all purposes.

8. Governing Law. Except for issues or matters as to which Federal law is applicable, this Waiver and Release of Claims shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia without giving effect to its conflicts of laws principles.

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